Exhibit 99.2

Blink Charging Announces Pricing of its Public Offering of Common Stock for Gross Proceeds of $221.4 million

MIAMI BEACH, FL (January 7, 2021) – Blink Charging Co. (the “Company” or “Blink”) (Nasdaq: BLNK, BLNKW), a leading owner, operator and provider of electric vehicle (EV) charging equipment and services, announced today the pricing of its previously announced underwritten registered public offering of 5,400,000 shares of its common stock at a public offering price of $41.00 per share, for total gross proceeds of approximately $221.4 million. The net proceeds, after underwriting discounts, but before estimated expenses of the offering payable by Blink, are expected to be approximately $211.4 million. All shares of common stock to be sold in the offering will be sold by the Company, except that certain selling stockholders, together with the Company, will grant the underwriter for the offering a 30-day option to purchase up to 15% of the shares of common stock in the offering. The offering is expected to close on or about January 12, 2021, subject to the satisfaction of customary closing conditions.

Blink intends to use the net proceeds from the proposed offering to supplement its operating cash flows to fund EV charging station deployment and finance the costs of acquiring competitive and complementary businesses, products and technologies as a part of its growth strategy, and for working capital and general corporate purposes.

Barclays is acting as the sole book-running manager for the offering. H.C. Wainwright & Co., Roth Capital Partners and ThinkEquity, a division of Fordham Financial Management, Inc., are acting as co-managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (No. 333-251919) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2021, which became automatically effective. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on January 6, 2021 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Barclays, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847, or by emailing Barclaysprospectus@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities in the offering. Nor shall there be any sale of these securities in any state or jurisdiction in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 23,000 charging stations, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink Charging’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

PR@BlinkCharging.com

Blink Investor Relations Contact

IR@BlinkCharging.com

(855) 313-8187

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